EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our reports, dated March 10, 2005 relating to our audits of the consolidated financial statements and internal control over financial reporting, included in this Form 10-K in the previously filed Registration Statements of Entravision Communications Corporation on Form S-8 (File Nos. 333-82718 and 333-54438) and on Form S-3 (File No. 333-87894).

Pasadena,	California
March	10, 2005